Exhibit 99.1

              NMS Communications Appoints Chief Financial Officer

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--July 5, 2005--NMS Communications (NASDAQ: NMSS), a leading provider of technology and solutions for mobile communications, today announced that Herb Shumway has assumed the position of senior vice president of finance and operations, and chief financial officer for the company. Shumway, who joined NMS in 2000, has been responsible for the company's supply chain operations, corporate quality, information technology, and worldwide technical support and services. He replaces D'Anne Hurd who has left the company to pursue other interests.
     "Over the past five years, Herb has transformed the company's supply chain operations into a competitive force that has significantly improved customer satisfaction and strengthened our balance sheet considerably," said Bob Schechter, NMS Communications' chairman and CEO. "Herb's leadership and breadth of experience have resulted in major contributions to our company and in his expanded role, he will be an even more valuable asset for NMS."
     Shumway has over 20 years experience in the high-tech industry, including executive positions in business management and operations with Compaq Computer and Digital Equipment Corporation. Shumway holds a Bachelors Degree from the University of Massachusetts and an MBA from Harvard.
     "NMS has some tremendous growth opportunities in hand, with customers and partners who are among the most important companies in the telecom industry. I'm looking forward to contributing to the company's growth in an even more significant way and to having an expanded role in increasing shareholder value," Shumway said.
     The company also reaffirmed its guidance for 2005 of revenues between $105 million to $110 million and full year EPS between breakeven to $0.05. Guidance for the second quarter remained unchanged as well, with revenues between $25 million and $26 million and EPS at breakeven or a small loss. The company will announce results for the first quarter ended June 30, 2005 after the market closes on Wednesday, July 20, 2005.

     About NMS Communications

     NMS Communications (NASDAQ: NMSS) is a leading provider of technologies and solutions for mobile applications and infrastructure. Visit www.nmscommunications.com for more information.
     Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.
     NMS Communications is a trademark of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.


     CONTACT: NMS Communications
              John Orlando, 508-271-1611
              John_Orlando@nmscommunications.com